UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

VOCODIA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41963	86-2473253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

7781NW Beacon Square Blvd. Unit 102-V64 Boca Raton Florida 33487

Registrant’s telephone number, including area code: (561) 826-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VHAI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 175 of the Securities Act of 1933 (§230.175 of this chapter) or Rule 405 of the Securities Exchange Act of 1934 (§240.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director and Officers

On November 26, 2025, Paul Richard Taylor, Chairman of the Board of Directors (the “Board”) and Interim Chief Operating Officer (“Interim COO”) of Vocodia Holdings Corp. (the “Company”), submitted his resignation to the Board from his positions as Chairman, Interim Chief Operating Officer, and director, effective immediately. Mr. Taylor’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is not aware of any disagreement between Mr. Taylor and the Company on any matter relating to the Company’s operations, policies, or practices, including accounting and financial disclosure matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

	By:	/s/ Brian Podolak
Date: December 29, 2025	Name:	Brian Podolak
	Title:	Chief Executive Officer